UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The reconvened annual general and special meeting (the “Meeting”) of shareholders of Li-Cycle Holdings Corp. (the “Company”) was held on October 15, 2024.

MATTER VOTED UPON	VOTING RESULTS

1. Appointment of Auditor
The appointment of Marcum Canada LLP as the Company’s independent registered public accounting firm to serve as independent auditor for the fiscal year ending December 31, 2024 and the authorization of the Board of Directors of the Company to fix the auditor’s remuneration.	Votes in Favor 9,254,875	Votes Withheld 155,096	Broker Non-Votes 0

Marcum Canada LLP was appointed as the Company’s independent registered public accounting firm to serve as independent auditor for the fiscal year ending December 31, 2024 and the Board of Directors of the Company was authorized to fix the auditor’s remuneration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Ajay Kochhar
	Name:	Ajay Kochhar
	Title:	President & CEO and Director

Date: October 15, 2024